As filed with the Securities and Exchange Commission on August 26, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPeng Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 8 Songgang Road, Changxing Street

Cencun, Tianhe District, Guangzhou

Guangdong 510640

People’s Republic of China

+86-020-6680-6680

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:
Yi Gao, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000	Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852-2912-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-242283

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company   ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee
Class A ordinary shares, par value US$0.00001 per share	33,886,666	US$7.50	US$254,149,995	US$32,988.67

(1)

American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6, as amended (Registration No. 333-248098). Each ADS represents two Class A ordinary shares.

(2)

This amount is in addition to the 195,500,000 Class A ordinary shares registered under the Registration Statement on Form F-1 originally declared effective on August 26, 2020 (File No. 333-242283) and includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their over-allotment option and (b) all Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)	Based on the public offering price per ADS, each representing two Class A ordinary shares.
(4)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-242283), as amended, is hereby registered.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-242283) initially filed by XPeng Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on August 7, 2020, which was declared effective by the Commission on August 26, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of XPeng Inc. (File No. 333-242283) initially filed with the Securities and Exchange Commission on August 7, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangdong, China on August 26, 2020.

XPENG INC.

By:	/s/ Xiaopeng He
	Name:	Xiaopeng He
	Title:	Chairman and Chief Executive Officer

Signature	Capacity	Date

/s/ Xiaopeng He	Chairman and Chief Executive Officer (principal executive officer)	August 26, 2020
Xiaopeng He

/s/ Heng Xia	Director and President	August 26, 2020
Heng Xia

/s/ Hongdi Brian Gu	Vice Chairman and President	August 26, 2020
Hongdi Brian Gu

*	Director and Senior Vice President	August 26, 2020
Tao He

*	Director	August 26, 2020
Ji-Xun Foo

*	Director	August 26, 2020
Fei Yang

*	Director	August 26, 2020
Qin Liu

*	Director	August 26, 2020
Yongfu Yu

*	Vice President of Finance and Accounting (principal financial and accounting officer)	August 26, 2020
Hsuehching Lu

*By:	/s/ Xiaopeng He
	Name:	Xiaopeng He
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of XPeng Inc. has signed this registration statement or amendment thereto in New York on August 26, 2020.

US Authorized Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries

Name: Colleen A. De Vries
Title: Senior Vice President

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